www.aviatnetworks.com

Aviat Networks Announces Fiscal 2024 Third Quarter and Nine Month Financial Results

Total Revenue of $111.6 million; Up 33.7% Year-Over-Year
Adjusted EBITDA of $12.0 million; Up 11.1% Year-Over-Year
Cash from Operations of $15.3 million in current quarter, $22.2 million year-to-date

AUSTIN, Texas, May 1, 2024 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2024 third quarter ended March 29, 2024.

Third Quarter Highlights
•Grew core Aviat revenue by 7%, driven by strong international sales and private network growth
•Achieved 15th consecutive quarter of growth in both revenue and Adjusted EBITDA on a trailing twelve-month basis
•Generated positive free cash flow in the quarter from both the core Aviat and Pasolink businesses
•Secured first India microwave backhaul radio orders adding an addressable segment of $200 million

Third Quarter Financial Highlights

•Total Revenues: $111.6 million, up 33.7% from the same quarter last year
•GAAP Results: Gross Margin 32.7%; Operating Expenses $31.5 million; Operating Income $5.0 million; Net Income $3.4 million; Net Income per diluted share (“Net Income per share”) $0.27
•Non-GAAP Results: Adjusted EBITDA $12.0 million; Gross Margin 35.2%; Operating Expenses $28.5 million; Operating Income $10.8 million; Net Income $9.4 million; Net Income per share $0.73
•Net cash and marketable securities: $59.2 million; cash net of debt: $10.2 million

“This quarter Aviat achieved continued organic revenue and profitability growth,” said Pete Smith, President and Chief Executive Officer of Aviat Networks. “We focused on our customers’ needs and maintained discipline on our costs.”
Mr. Smith continued, “The company continues to integrate the recently acquired Pasolink business. We are currently ahead of plan from a profitability and cash flow standpoint and are set to exceed our planned internal rate of return for the acquisition.”
Fiscal 2024 Third Quarter and Nine Months Ended March 29, 2024
Revenues
The Company reported total revenues of $111.6 million for its fiscal 2024 third quarter, compared to $83.5 million in the fiscal 2023 third quarter, an increase of $28.1 million or 33.7%. North America revenue of $44.4 million decreased by $(1.7) million or (3.6)%, compared to $46.1 million in the prior year due to the near completion of a large tier 1 project. International revenue of $67.2 million increased by $29.8 million or 79.6%, compared to $37.4 million in the prior year. This growth was due to the addition of the Pasolink business and strong core Aviat revenues in Latin America and Asia Pacific regions.
For the nine months ended March 29, 2024, revenue increased by 15.2% to $294.2 million, compared to $255.4 million in the same period of fiscal 2023. North America revenue of $151.2 million increased by $4.3 million or 2.9%, compared to $147.0 million in the same period of fiscal 2023. International revenue of $143.0 million increased by $34.5 million or 31.8% as compared to $108.5 million in the same period of fiscal 2023.
Gross Margins
In the fiscal 2024 third quarter, the Company reported GAAP gross margin of 32.7% and non-GAAP gross margin of 35.2%. This compares to GAAP gross margin of 35.7% and non-GAAP gross margin of 35.9% in the fiscal 2023 third quarter, a decrease of (300) and (70) basis points, respectively. The decrease was driven by expected near term dilution from the Pasolink business.
For the nine months ended March 29, 2024, the Company reported GAAP gross margin of 35.8% and non-GAAP gross margin of 36.8%. This compares to GAAP gross margin of 35.8% and non-GAAP gross margin of 36.0% in the same period of fiscal 2023. GAAP gross margin was flat to the prior year comparison period, and non-GAAP gross margin increased 80 basis points.
Operating Expenses
The Company reported GAAP total operating expenses of $31.5 million for the fiscal 2024 third quarter, compared to $22.3 million in the fiscal 2023 third quarter, an increase of $9.2 million or 41.0%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2024 third quarter were $28.5 million, compared to $20.7 million in the prior year, an increase of $7.8 million or 37.9%.
For the nine months ended March 29, 2024, the Company reported total operating expenses of $89.6 million, compared to $71.4 million in the same period of fiscal 2023, an increase of $18.2 million or 25.5%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the nine months ended March 29, 2024 were $74.1 million, as compared to $62.1 million in the same period of fiscal 2023, an increase of $12.0 million or 19.4%.
Operating Income
The Company reported GAAP operating income of $5.0 million for the fiscal 2024 third quarter, compared to $7.5 million in the fiscal 2023 third quarter, a decrease of $(2.5) million or (32.9)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $10.8 million for the fiscal 2024 third quarter, compared to $9.3 million in the prior year, an increase of $1.5 million or 16.2%.
For the nine months ended March 29, 2024, the Company reported GAAP operating income of $15.6 million, as compared to $20.1 million in the same period of fiscal 2023, a decrease of $(4.5) million or (22.5)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $34.2 million, compared to $29.9 million in the same period of fiscal 2023, an increase of $4.3 million or 14.3%.
Income Taxes
The Company reported GAAP income tax expense of $0.6 million in the fiscal 2024 third quarter, compared to $2.2 million in the fiscal 2023 third quarter, a decrease of $(1.6) million or (71.6)%.
For the nine months ended March 29, 2024, the Company reported GAAP income tax expense of $3.6 million compared to $9.1 million in the same period of fiscal 2023, a decrease of $(5.5) million or (60.6)%. The decrease was driven by non-recurrence of a $2.6 million deferred tax liability in the prior year related to legal entity restructuring.
Net Income / Net Income Per Share
The Company reported GAAP net income of $3.4 million in the fiscal 2024 third quarter or GAAP net income per share of $0.27. This compared to GAAP net income of $4.9 million or GAAP net income per share of $0.41 in the fiscal 2023 third quarter. On a non-GAAP basis, the Company reported net income of $9.4 million or non-GAAP net income per share of $0.73, compared to non-GAAP net income of $8.9 million or $0.75 per share in the prior year.
The Company reported GAAP net income of $10.3 million for the nine months ended March 29, 2024, or GAAP net income per fully diluted share of $0.84. This compared to GAAP net income of $8.2 million or $0.69 per share in the comparable fiscal 2023 period. On a non-GAAP basis, the Company reported net income of $31.6 million or net income per share of $2.57 for the nine months ended March 29, 2024, as compared to non-GAAP net income of $28.8 million or $2.43 per share in the comparable fiscal 2023 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2024 third quarter was $12.0 million, compared to $10.8 million in the fiscal 2023 third quarter, an increase of $1.2 million or 11.1%.
For the nine months ended March 29, 2024, the Company reported Adjusted EBITDA of $37.9 million, as compared to $34.4 million in the comparable fiscal 2023 period, an increase of $3.4 million, or 10.0%.
Balance Sheet Highlights
The Company reported $59.2 million in cash and marketable securities as of March 29, 2024, compared to $22.2 million as of June 30, 2023. Accounts receivable and unbilled receivables declined by $14.1 million in the fiscal 2024 third quarter, and inventory declined by $10.0 million. As of March 29, 2024, total debt was $48.9 million, a decrease of $0.6 million from December 29, 2023.

Fiscal 2024 Full Year Outlook
The Company is updating its fiscal 2024 full year guidance as follows:
•Full year Revenue between $408 and $418 million
•Full year Adjusted EBITDA range remains unchanged between $51.0 and $56.0 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, May 1, 2024, to discuss its financial and operational results for the fiscal 2024 third quarter ended March 29, 2024. Participating on the call will be Peter Smith, President and Chief Executive Officer; David Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding the transaction with NEC, outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2024, process improvements, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, Adjusted EBITDA, operating income of earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: disruption the NEC transaction may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired NEC Corporation businesses with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline; the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationship; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 30, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 30, 2023, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2024 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenues:
Product sales	$70,857	$54,811	$196,794	$175,473
Services	40,756	28,669	97,421	79,941
Total revenues	111,613	83,480	294,215	255,414
Cost of revenues:
Product sales	47,791	35,745	121,775	111,567
Services	27,288	17,902	67,224	52,340
Total cost of revenues	75,079	53,647	188,999	163,907
Gross margin	36,534	29,833	105,216	91,507
Operating expenses:
Research and development	10,623	6,518	25,441	18,652
Selling and administrative	21,300	15,842	61,979	49,913
Restructuring (recovery) charges	(417)	(23)	2,227	2,855
Total operating expenses	31,506	22,337	89,647	71,420
Operating income	5,028	7,496	15,569	20,087
Interest expense, net	928	122	1,421	210
Other expense, net	63	306	228	2,540
Income before income taxes	4,037	7,068	13,920	17,337
Provision for income taxes	619	2,179	3,607	9,148
Net income	$3,418	$4,889	$10,313	$8,189

Net income per share of common stock outstanding:
Basic	$0.27	$0.43	$0.86	$0.72
Diluted	$0.27	$0.41	$0.84	$0.69
Weighted-average shares outstanding:
Basic	12,555	11,413	12,043	11,319
Diluted	12,779	11,884	12,325	11,829

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2024 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	March 29, 2024	June 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$58,201	$22,242
Marketable securities	988	2
Accounts receivable, net of allowances of $1,250 and $719	138,366	101,653
Unbilled receivables	74,650	58,588
Inventories	56,812	33,057
Assets held for sale	2,720	—
Other current assets	30,721	22,162
Total current assets	362,458	237,704
Property, plant and equipment, net	6,398	9,452
Goodwill	8,217	5,112
Intangible assets, net	13,995	9,046
Deferred income taxes	84,578	86,650
Right of use assets	2,985	2,554
Other assets	11,712	13,978
Total long-term assets	127,885	126,792
Total assets	$490,343	$364,496
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$64,557	$60,141
Accrued expenses	38,516	24,442
Short-term lease liabilities	780	610
Advance payments and unearned revenue	42,144	44,268
Restructuring liabilities	350	600
Other current liabilities	22,396	—
Current portion of long-term debt	2,395	—
Total current liabilities	171,138	130,061
Long-term debt	46,552	—
Unearned revenue	7,676	7,416
Long-term lease liabilities	2,370	2,140
Other long-term liabilities	405	314
Reserve for uncertain tax positions	3,222	3,975
Deferred income taxes	473	492
Total liabilities	231,836	144,398
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	126	115
Treasury stock	(6,479)	(6,147)
Additional paid-in-capital	858,228	830,048
Accumulated deficit	(577,601)	(587,914)
Accumulated other comprehensive loss	(15,767)	(16,004)
Total stockholders’ equity	258,507	220,098
Total liabilities and stockholders’ equity	$490,343	$364,496

AVIAT NETWORKS, INC.
Fiscal Year 2024 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2024 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 29, 2024	% of Revenue	March 31, 2023	% of Revenue	March 29, 2024	% of Revenue	March 31, 2023	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$36,534	32.7%	$29,833	35.7%	$105,216	35.8%	$91,507	35.8%
Share-based compensation	126		125		310		463
Merger and acquisition related expense	2,650		6		2,759		6
Non-GAAP gross margin	39,310	35.2%	29,964	35.9%	108,285	36.8%	91,976	36.0%

GAAP research and development expenses	$10,623	9.5%	$6,518	7.8%	$25,441	8.6%	$18,652	7.3%
Share-based compensation	(155)		(113)		(452)		(385)
Non-GAAP research and development expenses	10,468	9.4%	6,405	7.7%	24,989	8.5%	18,267	7.2%

GAAP selling and administrative expenses	$21,300	19.1%	$15,842	19.0%	$61,979	21.1%	$49,913	19.5%
Share-based compensation	(1,605)		(1,400)		(4,783)		(4,287)
Merger and acquisition related expense	(1,657)		(179)		(8,051)		(1,799)
Non-GAAP selling and administrative expenses	18,038	16.2%	14,263	17.1%	49,145	16.7%	43,827	17.2%

GAAP operating income	$5,028	4.5%	$7,496	9.0%	$15,569	5.3%	$20,087	7.9%
Share-based compensation	1,886		1,638		5,545		5,135
Merger and acquisition related expense	4,307		185		10,810		1,805
Restructuring (recovery) charges	(417)		(23)		2,227		2,855
Non-GAAP operating income	10,804	9.7%	9,296	11.1%	34,151	11.6%	29,882	11.7%

GAAP income tax provision	$619	0.6%	$2,179	2.6%	$3,607	1.2%	$9,148	3.6%
Adjustment to reflect pro forma tax rate	(119)		(1,879)		(2,507)		(8,248)
Non-GAAP income tax provision	500	0.4%	300	0.4%	1,100	0.4%	900	0.4%

GAAP net income	$3,418	3.1%	$4,889	5.9%	$10,313	3.5%	$8,189	3.2%
Share-based compensation	1,886		1,638		5,545		5,135
Merger and acquisition related expense	4,307		185		10,810		1,805
Restructuring (recovery) charges	(417)		(23)		2,227		2,855
Other expense, net	63		306		228		2,540
Adjustment to reflect pro forma tax rate	119		1,879		2,507		8,248
Non-GAAP net income	$9,376	8.4%	$8,874	10.6%	$31,630	10.8%	$28,772	11.3%

Diluted net income per share:
GAAP	$0.27		$0.41		$0.84		$0.69
Non-GAAP	$0.73		$0.75		$2.57		$2.43

Shares used in computing net income per share
GAAP	12,779		11,884		12,325		11,829
Non-GAAP	12,779		11,884		12,325		11,829

Adjusted EBITDA:
GAAP net income	$3,418	3.1%	$4,889	5.9%	$10,313	3.5%	$8,189	3.2%
Depreciation and amortization of property, plant and equipment and intangible assets	1,244		1,552		3,728		4,565
Interest expense, net	928		122		1,421		210
Other expense, net	63		306		228		2,540
Share-based compensation	1,886		1,638		5,545		5,135
Merger and acquisition related expense	4,307		185		10,810		1,805
Restructuring (recovery) charges	(417)		(23)		2,227		2,855
Provision for income taxes	619		2,179		3,607		9,148
Adjusted EBITDA	$12,048	10.8%	$10,848	13.0%	$37,879	12.9%	$34,447	13.5%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2024 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
(In thousands)
North America	$44,409	$46,064	$151,243	$146,961
International:
Africa and the Middle East	11,401	19,235	35,856	44,354
Europe	6,549	3,871	17,379	13,705
Latin America and Asia Pacific	49,254	14,310	89,737	50,394
Total international	67,204	37,416	142,972	108,453
Total revenue	$111,613	$83,480	$294,215	$255,414